-----------------------------------------------------------------------------





                      CASE EQUIPMENT LOAN TRUST 1997-B



                          ADMINISTRATION AGREEMENT


                                   among


                     CASE EQUIPMENT LOAN TRUST 1997-B,
                                 as Issuer,


                           THE BANK OF NEW YORK,
                                as Trustee,


                          CASE CREDIT CORPORATION,
                             as Administrator,


                                    and


                       HARRIS TRUST AND SAVINGS BANK,
                           as Indenture Trustee.


                       Dated as of September 1, 1997



-----------------------------------------------------------------------------


18295308

||                             TABLE OF CONTENTS

Section                                                                   Page

SECTION 1. Duties of the Administrator......................................2
         (a) Duties with Respect to the Indenture and the Note Depository
             Agreement......................................................2
         (b) Duties with Respect to the Trust...............................5
         (c) Non-Ministerial Matters........................................7

SECTION 2. Records..........................................................7

SECTION 3. Compensation.....................................................8

SECTION 4. Additional Information To Be Furnished to the Issuer.............8

SECTION 5. Independence of the Administrator................................8

SECTION 6. No Joint Venture.................................................8

SECTION 7. Other Activities of the Administrator............................8

SECTION 8. Term of Agreement; Resignation and Removal of the Administrator..8

SECTION 9. Action upon Termination, Resignation or Removal.................10

SECTION 10. Notices........................................................11

SECTION 11. Amendments.....................................................11

SECTION 12. Successors and Assigns.........................................12

SECTION 13. Governing Law..................................................13

SECTION  14. Headings......................................................13

SECTION 15. Counterparts...................................................13

SECTION 16. Severability...................................................13

SECTION 17. Not Applicable to Case Credit Corporation in Other Capacities..13

SECTION 18. Limitation of Liability of the Trustee and the Indenture
            Trustee........................................................13

SECTION 19. Indemnification................................................14
||

                                               Administration Agreement i
18295308

         ADMINISTRATION AGREEMENT, dated as of September 1, 1997 (this "Agreement"), among CASE EQUIPMENT LOAN TRUST 1997-B, a Delaware business trust (the "Issuer"), THE BANK OF NEW YORK, not in its individual capacity but solely as trustee of the Issuer (the "Trustee"), CASE CREDIT CORPORATION, a Delaware corporation, as the administrator of the Issuer (the "Administrator"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, not in its individual capacity but solely as the indenture trustee (the "Indenture Trustee").


                                    RECITALS


         WHEREAS, the Issuer is issuing: (a) 5.612% Class A-1 Asset Backed Notes, 5.914% Class A-2 Asset Backed Notes, 6.240% Class A-3 Asset Backed Notes, 6.410% Class A-4 Asset Backed Notes (together, the "Class A Notes"), the Floating Rate Class B Asset Backed Notes (the "Class B Notes"), and the 6.410% Class C Asset Backed Notes (the "Class C Notes", together with the Class A Notes and the Class B Notes, the "Notes") pursuant to the Indenture, dated as of the date hereof (as amended and supplemented from time to time in accordance with the provisions thereof, the "Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture);

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and of certain beneficial ownership interests of the Issuer, including: (i) a Sale and Servicing Agreement, dated as of the date hereof (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Issuer, Case Credit Corporation, as servicer (the "Servicer"), and Case Receivables II Inc., a Delaware corporation, as seller (the "Seller"), (ii) a Depository Agreement, dated September 22, 1997 (the "Note Depository Agreement"), among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company, (iii) the Indenture, (iv) the Class B Note Purchase Agreement and (v) a Trust Agreement, dated as of the date hereof (the "Trust Agreement"), among the Seller and the Trustee (the Sale and Servicing Agreement, the Note Depository Agreement, the Indenture and the Trust Agreement being hereinafter referred to collectively as the "Related Agreements");

         WHEREAS, pursuant to the Related Agreements, the Issuer and the Trustee are required to perform certain duties in connection with: (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral")

                                              Administration Agreement 1
18295308
and (b) the beneficial ownership interests in the Issuer (the registered holders ofsuch interests being referred to herein as the "Certificateholders");

         WHEREAS, the Issuer and the Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Trustee referred to in the preceding clause, and to provide such additional services consistent with this Agreement and the Related Agreements as the Issuer and the Trustee may from time to time request;

         WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Trustee on the terms set forth herein;

         NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         SECTION 1. Duties of the Administrator.

         (a) Duties with Respect to the Indenture and the Note Depository Agreement. The Administrator shall perform all of its duties as Administrator and the duties of the Issuer and the Trustee under the Note Depository Agreement. In addition, the Administrator shall consult with the Trustee regarding the duties of the Issuer and the Trustee under the Note Depository Agreement and the Indenture. The Administrator shall monitor the performance of the Issuer and shall advise the Trustee when action is necessary to comply with the Issuer's or the Trustee's duties under the Note Depository Agreement and the Indenture. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Trustee to prepare, file or deliver pursuant to such documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Trustee to take pursuant to such documents, including, without limitation, such of the foregoing as are required with respect to the following matters (references in this Section are to sections of the Indenture):

                  (i) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.4);

                  (ii) the fixing or causing to be fixed of any special record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.7(c));


                                               Administration Agreement 2
18295308

                  (iii) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.2);

                  (iv) the preparation, obtaining or filing of the instruments, opinions, certificates and other documents required for the release of the Collateral (Section 2.9);

                  (v) the maintenance of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.2);

                  (vi) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

                  (vii) the direction to the Paying Agents to deposit moneys with the Indenture Trustee (Section 3.3);

                  (viii) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);

                  (ix) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with
         Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

                  (x) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

                  (xi) the identification to the Indenture Trustee in an Officers' Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

                  (xii) the notification of the Indenture Trustee and the Rating Agencies of a Servicer Default (as defined in the Sale and Servicing Agreement) pursuant to the Sale and Servicing Agreement and, if such

                                               Administration Agreement 3
18295308

         Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

                  (xiii) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

                  (xiv) the delivery of notice to the Indenture Trustee and the Rating Agencies of each Event of Default, each default by the Servicer or the Seller under the Sale and Servicing Agreement and each default on the part of Credit under the Purchase Agreement (Section 3.19);

                  (xv) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

                  (xvi) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.4);

                  (xvii) the furnishing to the Indenture Trustee of the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

                  (xviii) the preparation, execution and filing with the Commission and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

                  (xix) the opening of one or more accounts in the Trust's name, the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3);

                  (xx) the preparation of an Issuer Request and Officers' Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate as defined in the Indenture (Sections 8.4 and 8.5);


                                               Administration Agreement 4
18295308

                  (xxi) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

                  (xxii) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.6);

                  (xxiii) the notification of Noteholders of redemption of the Notes or the duty to cause the Indenture Trustee to provide such notification (Section 10.2);

                  (xxiv) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

                  (xxv) the preparation and delivery of Officers'
         Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

                  (xxvi) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6); and

                  (xxvii) the recording of the Indenture, if applicable (Section 11.15).

         (b) Duties with Respect to the Trust. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or the Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions, as it shall be the duty of the Issuer or the Trustee to perform, prepare, file or deliver pursuant to the Related Agreements, and at the request of the Trustee shall take all appropriate action that it is the duty of the Issuer or the Trustee to take pursuant to the Related Agreements. Subject to Section 5 of this Agreement, and in accordance with the directions of the Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing and as are expressly requested by the Trustee and are reasonably within the capability of the Administrator.


                                               Administration Agreement 5
18295308

                  (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder as contemplated in
         Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Trustee pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Trustee set forth in Sections 5.5(a), (b), (c) and (d), the penultimate sentence of
         Section 5.5 and Section 5.6(a) of the Trust Agreement with respect to, among other things, accounting and reports to Certificateholders; provided, however, that the Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its Federal and State income tax returns.

                  (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) by retaining, at the expense of the Trust payable by the Servicer, a firm of independent certified public accountants (the "Accountants") acceptable to the Trustee, which Accountants shall perform the obligations of the Administrator thereunder. In connection with clause (ii), the Accountants will provide prior to October 15, 1997, a letter in form and substance satisfactory to the Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

                  (v) The Administrator shall perform the duties of the Administrator specified in Sections 10.2 and 10.3 of the Trust Agreement required to be performed in connection with the resignation or removal of the Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

                  (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

                                            Administration Agreement 6
18295308

                  (vii) The Administrator hereby agrees to execute on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents or otherwise by law.

         (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Trustee of the proposed action and the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                           (A) the amendment of or any supplement to the
                  Indenture;

                           (B) the initiation of any claim or lawsuit by
                  the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                           (C) the amendment, change or modification of the
                  Related Agreements;

                           (D) the appointment of successor Note
                  Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                           (E) the removal of the Indenture Trustee.

                  (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not: (x) make any payments to the Noteholders under the Indenture, the Notes or the Basic Documents, (y) sell the Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

         SECTION 2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee and the Depositor (as defined in the Trust Agreement) at any time during normal business hours.

                                               Administration Agreement 7
18295308

         SECTION 3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $500 per quarter payable in arrears on each third Payment Date, which payment shall be solely an obligation of the Issuer.

         SECTION 4. Additional Information To Be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         SECTION 5. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Trustee in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Issuer or the Trustee.

         SECTION 6. No Joint Venture. Nothing contained in this Agreement:
(i) shall constitute the Administrator and either of the Issuer or the Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         SECTION 7. Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in their sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Trustee or the Indenture Trustee.

         SECTION 8. Term of Agreement; Resignation and Removal of the Administrator. (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

         (b) Subject to Sections 8(e) and (g), the Administrator may resign its duties hereunder by providing the Issuer, the Indenture Trustee and the Servicer with at least 60 days' prior written notice.

         (c) Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator, the Indenture Trustee and the Servicer with at least 60 days' prior written notice.

                                             Administration Agreement 8
18295308

         (d) Subject to Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator, the Indenture Trustee and the Servicer if any of the following events shall occur:

                  (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                  (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                  (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

         The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this subsection shall occur, it shall give written notice thereof to the Issuer, the Servicer and the Indenture Trustee within seven days after the happening of such event.

         (e) Upon the Administrator's receipt of notice of termination, pursuant to Sections 8(c) or (d), or the Administrator's resignation in accordance with this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of:
(x) the date 60 days (or such later date as specified in the notice provided by the Administrator pursuant to Section 8(b)) from the delivery to the Issuer, the Indenture Trustee and the Servicer of written notice of such

                                                Administration Agreement 9
18295308
resignation (or written confirmation of such notice) in accordance with this Agreement and (y) the date upon which the predecessor Administrator shall become unable to act as Administrator, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Administrator's termination hereunder, the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the compensation specified in Section 3. Notwithstanding the above, the Indenture Trustee shall, if it shall be unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business shall include the performance of functions similar to those of the Administrator, as the successor to the Administrator under this Agreement.

         (f) Upon appointment, the successor Administrator (including the Indenture Trustee acting as the successor Administrator) shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Administrator and shall be entitled to the compensation specified in Section 3 and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

         (g) Except when and if the Indenture Trustee is appointed as the successor Administrator, the Administrator may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No resignation or removal of the Administrator pursuant to this Section shall be effective until: (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

         (h) The appointment of any successor Administrator (other than the Indenture Trustee) shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

         SECTION 9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a), or the resignation or removal of the Administrator pursuant to Section 8(b), (c) or (g), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal.

                                              Administration Agreement 10
18295308

The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b), (c) or (g), the Administrator shall cooperate with the Issuer and the Indenture Trustee and take all reasonable steps requested to assist the Issuer and the Indenture Trustee in making an orderly transfer of the duties of the Administrator.

         SECTION 10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

         (a) if to the Issuer or the Trustee, to:

                           Case Equipment Loan Trust 1997-B
                           c/o The Bank of New York
                           101 Barclay Street, Floor 12E
                           New York, New York 10286
                           Attn: Corporate Trust Administration - Asset Backed Finance Unit

         (b) if to the Administrator, to:

                           Case Credit Corporation
                           233 Lake Avenue
                           Racine, Wisconsin 53403
                           Attention: Treasurer

         (c) if to the Indenture Trustee, to:

                           Harris Trust and Savings Bank
                           311 West Monroe Street, 12th Floor
                           Chicago, Illinois 60606
                           Attention: Indenture Trust Department

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

         SECTION 11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Trustee, the Administrator and the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement provisions of this Agreement or for the purpose of adding any

                                                Administration Agreement 11
18295308
provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such amendment shall not, as evidenced by an Opinion of Counsel satisfactory to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Issuer, the Trustee, the Administrator and the Indenture Trustee with the written consent of (x) Holders of Offered Notes evidencing not less than a majority of the Outstanding Amount of Offered Notes, (y) Holders of Class B Notes evidencing at least a majority of the Outstanding Amount of Class B Notes and (z) Certificateholders holding Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Noteholders and Certificateholders that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.

         Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, 10 days prior thereto), the Administrator shall furnish written notification of the substance of such amendment or consent to each Certificateholder and each of the Rating Agencies.

         It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Trustee to a corporation or other organization that is

                                                  Administration Agreement 12
18295308
a successor (by merger, consolidation or purchase of assets) to the Administrator; provided, that such successor organization executes and delivers to the Issuer, the Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

         SECTION 13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

         SECTION 15. Counterparts. This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

         SECTION 16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 17. Not Applicable to Case Credit Corporation in Other Capacities. Nothing in this Agreement shall affect any obligation that Case Credit Corporation may have in any other capacity.

         SECTION 18. Limitation of Liability of the Trustee and the Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by The Bank of New York, not in its individual capacity but solely in its capacity as Trustee of the Issuer, and in no event shall The Bank of New York, in its individual capacity, or any Certificateholder have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.


                                               Administration Agreement 13
18295308

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Harris Trust and Savings Bank, not in its individual capacity but solely as Indenture Trustee, and in no event shall Harris Trust and Savings Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         SECTION 19. Indemnification. The Administrator shall indemnify the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) for, and hold them harmless against, any losses, liability or expense, including attorneys' fees reasonably incurred by them, incurred without negligence or bad faith on their part, arising out of or in connection with: (i) actions taken by either of them pursuant to instructions given by the Administrator pursuant to this Agreement or (ii) the failure of the Administrator to perform its obligations hereunder. The indemnities contained in this Section shall survive the termination of this Agreement and the resignation or removal of the Administrator, the Trustee or the Indenture Trustee.

                                             Administration Agreement 14
18295308

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                    CASE EQUIPMENT LOAN TRUST 1997-B

                                    By:  THE BANK OF NEW YORK,
                                         not in its individual capacity but
                                         solely as Trustee on behalf of the
                                         Issuer


                                         By:  /s/ Cheryl L. Laser
                                         Name:  Cheryl L. Laser
                                         Title: Assistant Vice President


                                    THE BANK OF NEW YORK, not in its
                                        individual capacity but solely as
                                        Trustee under the Trust Agreement


                                    By:  /s/ Cheryl L. Laser
                                    Name:  Cheryl L. Laser
                                    Title: Assistant Vice President


                                    HARRIS TRUST AND SAVINGS BANK,
                                        not in its individual capacity but
                                        solely as Indenture Trustee


                                    By:  /s/ Keith Richardson
                                    Name:  Keith Richardson
                                    Title: Assistant Vice President


                                    CASE CREDIT CORPORATION,
                                      as Administrator


                                    By:  /s/ Peter Hong
                                    Name: Peter Hong
                                    Title: Treasurer


                                                Administration Agreement 15
18295308